UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2016

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The disclosure under Item 7.01 is incorporated herein by reference.
Item 7.01.     Regulation FD Disclosure
On June 2, 2016, the Board of Directors (the "Board") of NMI Holdings, Inc. (the "Company") appointed James G. Jones to serve on its Audit Committee to fill the vacancy created by the previously disclosed resignation of John Brandon Osmon from the Board on May 10, 2016. Mr. Jones has served on the Board as a Director and the chairperson of the Company's Risk Committee since 2012.

With the appointment of Mr. Jones to the Audit Committee, the Company is currently in compliance with NASDAQ Listing Rule 5605, which requires the Company to have at least three independent directors on its Audit Committee. On May 27, 2016, the Company received a letter from NASDAQ notifying the Company that it did not comply with NASDAQ Listing Rule 5605 and confirming the availability of a six-month cure period to fill the vacancy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: June 3, 2016	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Assistant General Counsel